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                                                                EXHIBIT 1

                        1992 EMPLOYEE STOCK OPTION PLAN

                                       OF

                             TCBY ENTERPRISES, INC.


     1.  Establishment, Continuation and Purpose. The purpose of this Plan is to
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further the growth and development of TCBY Enterprises, Inc. and any subsidiary corporations, as hereinafter defined (referred to, unless the context otherwise requires, as the "Company"), by granting to certain key employees of the Company and any subsidiary corporations, as an incentive and encouragement to stock ownership, options to purchase shares of common stock of the Company, par value $.1O (the "Common Stock"), and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

     2.  Administration.
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     a.  The Plan shall be administered by the Compensation Committee of the
Board of Directors (the "Committee") consisting of not less than two directors of the Company to be appointed by the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee with or without cause. Vacancies of the Committee, however caused, shall be filled by the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall select one or its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

     b. The Committee shall report to the Board of Directors the names of employees granted options, the number of shares covered by each option, and the terms and conditions of each such option.

     c. Except as provided in subparagraph (d) of this paragraph 2, the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all holders of options.

     d. Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, no exercise of this authority shall occur unless all members of the Board of Directors are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

     e. No member or former member of the Committee of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

     3.  Grant of Options. Options to purchase shares of Common Stock shall be
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granted on behalf of the Company by the Committee from time to time and within the limits of the Plan. The Committee shall determine the key employees of the Company and of any subsidiary corporation to whom options are to be granted ("Participant"), the number of shares to be optioned to each, and the option price, as well as the option period, the vesting schedule with respect to such option, and the number of shares that may be exercised during the option period. Options granted under the Plan may be either nonstatutory options or
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incentive stock options. The Committee, at the time each option is granted, shall designate such option as either a nonstatutory stock option or an incentive stock option. Any incentive stock option granted under the Plan must be exercisable within ten (10) years of the date it is granted.

     With respect to incentive stock options, the aggregate fair market value (as determined at the time the option is granted) of the stock with respect to which options granted herein are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and it subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

     4.  Shares Subject to the Plan. The Shares which may be optioned shall be
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authorized and unissued shares of Common Stock not exceeding in the aggregate
One Million (1,000,000) shares.

     5.  Participants. All key employees of the Company and any subsidiary
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corporations of the Company shall be eligible to receive options and thereby become Participants in the Plan. In granting options, the Committee may include or exclude previous Participants in the Plan. As used herein, the terms "subsidiary corporation" and "parent corporation" shall mean a "subsidiary corporation" or "parent corporation" as defined in Section 424 of the Code.

     6.  Key Employee. For purposes of this Plan, a "key employee" shall mean
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one or more employees of the Company or its subsidiaries, including officers
(whether or not they are directors) who render those types of services which tend to contribute materially to the success of the Company or a subsidiary or which reasonably may be anticipated to contribute materially to the future success of the Company or a subsidiary. A person shall not be deemed to have terminated employment with the Company or any subsidiary corporation for purposes of this Plan, solely by reason of transfer of the employee from the Company to a subsidiary corporation, from a subsidiary corporation to the Company or from one subsidiary corporation to another.

     7.  Option Price. The price at which shares may from time to time be
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optioned shall be not less than the fair market value at the time the option is granted. The fair market value shall be determined in accordance with paragraph 13.

     8.  Option Period. The period for exercising an option (the "Exercise
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Period") shall be such period of time as may be designated by the Committee at the time of grant, and except that, unless the Committee shall determine otherwise at the time or making the grant of an option:

          (a) If a Participant retires during the Exercise Period, such option shall be exercisable by him only during the three (3) months following his retirement, but in no event after the expiration of the Exercise Period.

          (b) If a Participant dies during the Exercise Period or terminates his employment due to total disability, such option shall be exercisable by the Participant or the executors, administrators, legatees or distributees of his estate only during the twelve (12) months following his death or disability, but in no event after the expiration of the Exercise Period.

          (c) If a Participant ceases to be an employee of the Company for any cause other than retirement, disability or death, such option shall terminate as of a date three (3) months following the date of the cessation of his employment.

     At the time of grant of any option, the Committee shall have the power and authority in any specific instance to extend the period during which nonstatutory options may continue to vest and to be exercisable by the Participant. Specifically, without limiting the generality of the foregoing, the Committee shall have the authority to provide that an option may immediately vest upon disability, death or retirement of an optionee

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and may remain exercisable for such period of time as the Committee may determine. Unless the Committee shall otherwise determine at the time of making a specific option grant, to the extent that an option is exercisable in installments, a Participant's vested right to exercise any portion of an option shall be fixed, determined and limited to that portion of the option which was fully exercisable as of the date of termination of employment.

     9.  Exercise of Option. Subject to paragraphs 8 and 17, an option may be
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exercised at any time and from time to time during the Exercise Period.

     10. Holding Period.  All Participants under the Plan who are otherwise
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subject to the requirements of Section 16 of the Exchange Act, shall be subject to a six month holding period from the date of grant of an option under the Plan to the date of sale of the shares subject to the option. This provision shall not act to limit the ability of any Participant to exercise an option pursuant to the terms of the Plan.

     11. Payment for Shares. An option shall be considered exercised on the
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date a Participant delivers to the Company an irrevocable notice of exercise upon the form provided by the Company and full payment for such shares. Full payment for shares purchased, together with the amount of any federal or state withholding due in respect of the sale and issue thereof, shall be made in such form of property (whether cash, securities or other consideration) as may be acceptable to the Committee. A Participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued. In lieu of cash, a Participant may, with the consent of the Committee, pay for the shares purchased with shares of Common Stock having a fair market value on the date upon which the Participant exercises his option equal to the option price, or with a combination of cash and shares of Common Stock equal to the aggregate option price. Any obligation to pay federal or state withholding must be satisfied in cash.

     12. Fair Market Value. For purposes of determining the fair market value
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of the Common Stock, the following rules shall apply:

         (i) If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the fair market value shall be the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Company and regularly reporting the market price of Common Stock in such market;

         (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the mean between the lowest and highest reported sale prices of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of fair market value; or

         (iii) If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the fair market value shall be as determined in good faith by the Committee.


     13. Nonassignability. Each option by its terms shall not be transferable
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otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a Participant's lifetime, only by the Participant.

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     14.  Conditions to Exercise of Options.  The Committee may, in its
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discretion, require as conditions to the exercise of options and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the options and the shares to be issued on the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he is acquiring the option and, at the time of exercising the option, that he is acquiring the shares for his own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

     15.  Conditions to Effectiveness of the Plan. No option shall be granted or
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exercised if the grant of the option, or the exercise and the issuance of shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

     16.  Alteration, Termination, Discontinuance, Suspension, or Amendment.
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The Plan shall terminate ten years after the date upon which it is approved by stockholders and no option shall be granted under the Plan after such date. Except as provided below in this paragraph 16, the Committee may alter, terminate, discontinue, suspend or amend the Plan. The Committee may not, however, without shareholder approval except as provided below in paragraph 18,
(i) increase the maximum number of shares in the aggregate that may be offered for sale under options, (ii) change the manner of determining the option price,
(iii) increase the benefits accruing to Participants under the Plan, or (iv) modify the requirements as to eligibility for participation in the Plan or, without the consent of the Participant, change, alter or impair any option previously granted to him under the Plan, except as provided in paragraph 18. The maximum duration of any option granted under this Plan is ten years from the date of grant, although options may be granted for a lesser duration.

     17.  Effect of Changes in Common Stock. If the Company shall combine,
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subdivide or reclassify the shares of Common Stock which have been or may be subject to the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall reclassify or take any other action of a similar nature affecting the Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any Participant) shall be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee to be necessary to preserve unimpaired the rights of the Participant, and each and every such determination shall be conclusive and binding upon such Participant.

     18.  Reorganization. In case of any one or more reclassifications, change
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of terms of or exchanges of outstanding shares of Common Stock or other stock
(other than as provided in paragraph 17), or consolidations of the Company with, or mergers of the Company into other corporations, or other recapitalizations or reorganizations (other than transactions in which the Company continues to exist and which do not result in any reclassifications, change of terms of or exchange of outstanding shares of the Company), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this paragraph called "Reorganization," the holder of each option then or thereafter outstanding shall have the right, upon any subsequent exercise thereof, to acquire the same kind and amount of securities and property which such holder would then hold if such holder had exercised such option immediately before the first of any such Reorganizations, and continue to hold all securities and property which came to such holder as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of same, the adjustment rights in paragraph 17 and this paragraph 18 being continuing and cumulative, notwithstanding any such reorganization, upon 30 days' written notice to the holders of outstanding options,

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the exercise period may be terminated and all outstanding options then exercisable must be exercised within such 30 day period.

     Notwithstanding any of the foregoing to the contrary, in the event of any recapitalization of the Company involving the establishment of voting and non-voting shares of stock, this option shall be amended and automatically, without the action of any person, to provide that it shall be exercisable into shares of non-voting stock only. If this option is so amended, the Compensation Committee is authorized to make appropriate adjustments as to the maximum number of shares of non-voting stock and the price per share of non-voting stock subject to this option as shall be deemed necessary by the Committee, in its sole discretion, to prevent dilution or enlargement of the option granted hereunder. The determination of the Compensation Committee as to such adjustments shall be conclusive.

     19.  Termination and New Grant Options. The Committee shall have the
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authority to effect, at any time and from time to time, with the consent of the affected holders, the termination of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock. The option price of substituted options shall be determined by the Committee subject to the requirements of paragraph 7.

     20.  Automatic Acceleration of Vested Rights. In the discretion of the
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Committee, it may provide at the time of grant of any option that the vesting of such option may accelerate upon such event as the Committee may determine in its discretion.

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